UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K/A
AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 11, 2008

CONSOLIDATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	333-142105 (Commission File Number)	20-8317863 (IRS Employer Identification No.)

2756 N. Green Valley Parkway, Suite 225
Henderson, NV 89014
(Address of principal executive offices)

Registrant’s telephone number, including area code (702) 614-5333

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01   ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On September 11, 2008, Consolidation Services, Inc. (the “Company”) entered into an agreement by and among Billy David Altizer, an individual (“Altizer”), Pat E. Mitchell, an individual (“Mitchell”), and LeeCo Development LLC, a Kentucky limited liability company (“LeeCo”) filed herewith as Exhibit 99.1 (the “LeeCo Agreement”), having an effective date as of June 19, 2008, to purchase a fifty percent (50%) ownership interest in LeeCo from the two original members of LeeCo (the “Initial Owners”).  The LeeCo Agreement also provides for the Company’s acquisition of all current and future oil/natural gas rights owned or obtained by LeeCo, which development rights shall be transferred to the Company either through assignment from LeeCo to the Company or preferably directly by contract with the owner of subject properties, subject to a 1% interest which shall be retained equally between the Initial Owners.  This royalty shall  be payable on the oil/natural gas leases obtained on properties signed by LeeCo and transferred to the Company.  Under the LeeCo Agreement, the Company has the sole responsibility and authority to make all oil/natural gas decisions with respect to such current and future rights.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The disclosures made in Item 1.01 of this Current Report on Form 8-K/A are incorporated herein by reference.

On September 16, 2008, the Company closed on the LeeCo Agreement (the “Closing” or “Closing Date”).  In consideration for entering into the LeeCo Agreement, the Company paid an aggregate purchase price of $500,000 as follows: (i) $50,000 in cash, which cash funds were paid in equal payments of $25,000 to each of the Initial Owners at Closing; and (ii) $450,000 through the issuance of 225,000 shares of restricted common stock valued at $2.00 per share (the “Shares”), based on the fair market value of the Company’s Shares on the effective date of the LeeCo Agreement.  The Shares shall be sold in accordance with the lock-up provisions in the LeeCo Agreement, which permits the Initial Owners to sell 4,327 shares per week (the “Weekly Quota”) for the period from January 1, 2009 through December 31, 2009 (the “Lock-Up Period”), subject to there being an available exemption from registration or the Shares being registered.  Any Shares not sold in accordance with the Weekly Quota will not be eligible for sale until after the Lock-Up Period expires.  The Company shall guarantee the $450,000 value of the Shares, provided they are sold in accordance with the terms of the lock-up.  In the event the Initial Owners sell the Shares at a price greater than $5.00 per share, the Initial Owners shall pay the Company any surplus in the same manner as the deficit payment under the guarantee, except that the Initial Owners shall remain liable to pay any surplus where the number of Shares sold exceeds the amount allowable under the terms of the lock-up.

At the Closing, the Company and the Initial Owners deposited $100,000 as a capital contribution to LeeCo in proportion to their respective ownership interests, consisting of $25,000 from each of the Initial Owners and $50,000 from the Company, which capital contribution is to be used for working capital purposes.  As LeeCo will generally need to retain minimal working capital of less than $100,000, the LeeCo Agreement provides that all working capital in excess of $100,000 will be distributed to the Initial Owners and the Company on a pro rata ownership basis once each quarter.  It is the intention of the parties to increase the $100,000 working capital threshold as needed to accommodate planned growth, which amendment may be accomplished by agreement between at least one Initial Owner and the Company.

Upon the Closing, the Company became a manager and member of LeeCo.  The Company appointed its President and CEO, Johnny R. Thomas, to perform the duties associated with this role until the Company notifies LeeCo of a change by written notice.

Under the LeeCo Agreement, there is a general non-compete provision that limits the Initial Owner’s ability to engage in activities (whether as an individual or through an entity) that conflict or compete with LeeCo projects.  LeeCo projects are defined as properties identified by the Initial Owners as properties which have coal reserves suitable for mining that can be successfully leased, permitted and subleased for mining to third parties at acceptable rates.  The Initial Owners also granted the Company a thirty (30) day right of first refusal to purchase any lands identified by the Initial Owners for sale (aside from land purchased for themselves or their immediate families).

LeeCo currently leases coal rights on approximately 650 acres and believes it can lease additional coal rights and oil/natural gas rights on substantially more acres from third party landowners.  There are currently no subleases with respect to its currently leased acres, however, LeeCo is actively in the process of searching for third parties to sublease such existing and prospective coal, oil/natural gas rights that may exist on such properties, for which there are no assurances.

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosures made in Item 2.01 of this Current Report on Form 8-K/A are incorporated herein by reference.

On September 16, 2008, Johnny R. Thomas loaned the Company $66,500 pursuant to a promissory note, with interest at 6% per annum, which is payable upon demand, subject to availability of funds, in connection with the Company’s payment of the $50,000 cash component of the purchase price, along with its payment of financial statement preparation, audit fees and miscellaneous closing costs for the LeeCo transaction.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The disclosures made in Items 1.01 and 2.01 of this Current Report on Form 8-K/A are incorporated herein by reference.

As of September 16, 2008, the Company issued 225,000 Shares in the amounts shown below to the following two designees of LeeCo: (1) Pat Mitchell Enterprises Inc. – 112,500 Shares, and (2) Billy David Altizer – 112,500 Shares (collectively, the “Stockholders”).  The Shares were valued at $2.00 per share when the LeeCo Agreement was negotiated, and were issued as payment of $450,000 in stock consideration pursuant to the terms of the LeeCo Agreement.  The issuance of the Shares was effected pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereunder.  No placement agent or underwriter was used in connection with the issuance of the Shares and there is no commission, finder's fee or other compensation due or owing to any party as a result of the transaction described herein.

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective September 16, 2008, Helen Thomas resigned as Secretary/Treasurer and a director of the Company for personal reasons.  Helen Thomas is an artist and the spouse of Johnny Thomas, the Company’s CEO and President.  On the same date, John C. Francis, the current Chief Financial Officer, Vice President, and a director of the Company, also became the newly appointed Secretary/Treasurer of the Company.

John C. Francis has served as Vice President, Chief Financial Officer and a director of the Company since its formation on January 26, 2007.  Effective September 16, 2008 and until his successor is duly appointed, he will also serve as the Secretary/Treasurer of the Company.  He has served as the President and a director of Native American Television Network, Inc. (NATVN) since June 2004. NATVN was formed to establish the first Western hemispheric, pan-tribal digital cable channel, to broadcast Native American television programming, however, it is in the early stage of its development with its activities limited to capital formation. Mr. Francis has served as Managing Member of Acalan, LLC since its formation in 1998. Acalan is a new media company specializing in the development, production and distribution of transformational media and is currently inactive. Mr. Francis has also been a managing member of Falcon Financial Group, LLC since January 2000.  Falcon Financial Group, LLC has suspended its operations and is inactive at this time. He served as Chief Financial Officer (from April 1994 to April 1996), vice-president, secretary and a director (April 1994 through January 1999) of AgriBioTech, Inc. AgriBioTech and several of its subsidiaries filed a voluntary petition for bankruptcy in January 2000 (and was subsequently liquidated in Chapter 7), approximately eleven months following Mr. Francis’ departure from the Company.

There is no arrangement or understanding between Mr. Francis and any other persons pursuant to which he was selected as Secretary/Treasurer of the Company.

For more information with respect to the Company's relationship with Mr. Francis, including related party transactions, please see the information set forth below:

Pursuant to a Stock Purchase Agreement, dated as of July 1, 2008, the Company acquired 1,000 shares of common stock of Vector Energy Services, Inc. (“Vector”), which constitutes all of its issued and outstanding capital stock, from the Company’s Chief Financial Officer, John Francis, for nominal consideration consisting of ten dollars.  Vector does not currently have significant assets.

On December 31, 2007, John Francis exercised Class A Warrants to purchase 1,100 restricted shares of common stock and paid $1,100 in proceeds to the Company, in exchange for reimbursement of expenses paid by John Francis on behalf of the Company.

On August 21, 2007, the Company issued to John Francis Class A Management Warrants to purchase 1,000,000 shares of common stock at $3.00 per share for services rendered.  There are an aggregate of 1,000,000 shares of common stock issuable upon exercise of the Class A Management Warrants, as well as 1,000,000 shares issuable upon exercise of underlying Class B Warrants exercisable upon exercise of Class A Warrants and 1,000,000 shares issuable upon exercise of underlying Class C Warrants issuable upon exercise of Class B Warrants, or an aggregate of 3,000,000 shares underlying such Class A, Class B and Class C Warrants.

On January 26, 2007, in connection with the formation of the Company, John Francis purchased 3,000,000 Shares of common stock from the Company for an aggregate of $3,000, or $.001 per share. For each share of Common Stock purchased, John Francis received one Class A Warrant exercisable for three additional Shares when fully exercised.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(A)  FINANCIAL  STATEMENTS  OF  BUSINESS  ACQUIRED

(i)  The audited balance sheets of LeeCo Development LLC as of June 30, 2008 and December 31, 2007, and the related statements of operations, members' equity and cash  flows for the six months ended June 30, 2008 and 2007, the year ended December 31, 2007, from inception in November 2006 through December 31, 2006, and from inception in November 2006 through June 30, 2008 are filed herewith as Exhibit 99.2.

(B)  PRO FORMA FINANCIAL INFORMATION

(i)  The unaudited pro forma combined balance sheets as of June 30, 2008 and December 31, 2007 for Consolidation Services, Inc. are filed herewith as Exhibit 99.3.

(ii)  The unaudited pro forma combined statement of operations for the six months ended June 30, 2008 and the year ended December 31, 2007 for Consolidation Services, Inc. are filed herewith as Exhibit 99.4.

(D)  EXHIBITS

99.1	LeeCo Agreement by and among the Company, Altizer, Mitchell, and LeeCo, entered into as of September 11, 2008.(1)
*99.2	Audited Financial Statements for LeeCo Development, LLC for the Six Months Ended June 30, 2008 and the Year Ended December 31, 2007.
*99.3	Unaudited Pro Forma Combined Balance Sheets for Consolidation Services, Inc. as of June 30, 2008 and December 31, 2007.
*99.4	Unaudited Pro Forma Combined Statements of Operations for Consolidation Services, Inc. for the Six Months Ended June 30, 2008 and the Year Ended December 31, 2007.

_________________
* Filed herewith.

(1) Incorporated herein by reference to the Company’s Current Report on Form 8-K, filed with the Commission on September 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATION SERVICES, INC.

Dated: October 2, 2008	By: /s/ Johnny R. Thomas
Name: Johnny R. Thomas
Title: Chief Executive Officer and President